Exhibit 99.1

MURPHY OIL ANNOUNCES FIRST QUARTER 2006 EARNINGS

EL DORADO, Arkansas, April 25, 2006 – Murphy Oil Corporation (NYSE: MUR) announced today that net income in the first quarter of 2006 was $113.9 million ($.60 per diluted share), comparable to net income of $113.2 million ($.60 per diluted share) in the first quarter of 2005. In 2006, substantially higher income for the Company’s exploration and production operations was mostly offset by losses in the refining and marketing business caused by downtime and unrecoverable repair costs at the Meraux, Louisiana refinery following Hurricane Katrina. The 2006 period included unsuccessful exploration drilling costs for the Rohu #1 well drilled in Block P, offshore Sabah, which encountered noncommercial quantities of hydrocarbons and was plugged and abandoned.

Murphy’s income from exploration and production operations was $161.6 million in the first quarter of 2006 compared to $124.9 million in the same quarter of 2005. Higher realized sales prices for crude oil and natural gas were the primary reasons for improved earnings. In addition, the 2006 period included lower exploration expenses and $15.7 million of insurance proceeds related to Gulf of Mexico production lost in the fourth quarter 2005 following Hurricane Katrina. Partially offsetting these improvements were lower oil and natural gas sales volumes and higher production expenses. Exploration expense in the 2006 period was $63.2 million, down from $70.3 million in 2005. Dry hole expense was lower by $14.2 million in the 2006 period mostly due to less costs in the Republic of Congo and the United States that were partially offset by higher costs in Malaysia. Geological and geophysical expense increased $8.7 million in 2006 compared to 2005 with higher costs in the United States and Malaysia for seismic and special studies. The Company’s worldwide crude oil and condensate sales prices averaged $49.11 per barrel for the 2006 first quarter compared to $39.90 per barrel in the 2005 first quarter. Total crude oil and gas liquids production was 98,074 barrels per day in the first quarter of 2006 compared to 108,738 barrels per day in the 2005 quarter. The decrease in crude oil volumes in 2006 was mostly attributable to lower production at Terra Nova, offshore eastern Canada, caused by operational problems with production equipment, lower entitlement due to higher oil prices at West Patricia, offshore Sarawak, Malaysia, and lower production from the Habanero and Medusa fields in the deepwater Gulf of Mexico. Heavy oil production in Canada in 2006 exceeded the prior year due to an ongoing development drilling program in the Seal area of northern Alberta. North American natural gas sales prices averaged $9.38 per thousand cubic feet (MCF) in the 2006 first quarter compared to $6.71 per MCF in the same quarter of 2005. Natural gas sales volumes of 84 million cubic feet per day in the first quarter of 2006 were down from 113 million cubic feet per day in the 2005 period primarily due to the sale in mid-2005 of most properties located on the continental shelf of the Gulf of Mexico, for which sales volumes were 20 million cubic feet per day in the 2005 first quarter. The remaining reduction in natural gas sales volumes was mostly attributable to lower production at the Habanero field and onshore in Vermilion Parish, Louisiana. The Seventeen Hands field in the deepwater Gulf of Mexico commenced production on March 1 and averaged 12 million cubic feet per day net to the Company during the start-up period in March.

Murphy’s refining and marketing operations incurred a loss of $37.3 million in the 2006 quarter compared to a loss of $5.5 million in the 2005 quarter. In North America, downstream operations lost $37.1 million in 2006 and $8.3 million in 2005. The larger loss in 2006 was mostly caused by foregone refining margins, coupled with expenses for ongoing costs and $13.0 million of unrecoverable Hurricane Katrina-related repairs at the Meraux, Louisiana refinery, which was shut down for the entire first quarter. Although most repair costs are recoverable from insurance, damages caused by flooding have certain coverage limits. Additional pretax repair costs of approximately $37 million are projected to be expensed in the second quarter 2006. Commissioning and start up, which are anticipated to last several weeks, should commence at Meraux beginning the first week of May. The Company’s Superior, Wisconsin refinery ran well during the first quarter 2006 and had improved margins compared to the 2005 period. Similar to the 2005 first quarter, the 2006 quarter’s results for U.S. retail marketing operations were unfavorably affected by generally rising wholesale gasoline prices that squeezed margins. Refining and marketing operations in the United Kingdom lost $0.2 million in the first quarter of 2006, down from a $2.8 million profit in the same quarter of 2005, with the weaker results caused by operating margins that were hurt by higher crude prices during the 2006 period.

Corporate functions reflected a loss of $10.4 million in the 2006 first quarter compared to a loss of $6.2 million in 2005. The 2006 period included lower interest income, unfavorable foreign exchange effects and higher equity compensation expense compared to 2005, but these were partially offset by lower net interest expense. The 2005 period included interest income on a U.S. tax settlement. Lower net interest expense in 2006 was primarily due to more interest being capitalized on oil development projects.

Claiborne P. Deming, President and Chief Executive Officer, commented, “In the second quarter 2006, we will continue our exploratory drilling programs offshore Sarawak and the deepwater Gulf of Mexico as well as open a new exploration office in Jakarta, Indonesia. In the downstream business, Meraux starts back up and we continue our build out of retail gasoline stations at Wal-Mart Supercenters. Production volumes are expected to average about 113,000 barrels of oil equivalent per day in the second quarter. Sales volumes should average about 8,000 barrels more than production, primarily due to settlement of a portion of the crude oil owed to the Company by partners in Block 16 Ecuador since 2004. Thus far in April, crude oil sales prices have risen, but U.S. retail gasoline margins continue to be weak because of the unrelenting rise in wholesale gasoline prices. We currently expect earnings in the second quarter to be between $.75 and $1.00 per diluted share. Results could vary based on commodity prices, drilling results, timing of oil sales, the pace of the Meraux refinery start up and refining and marketing margins.”

The public is invited to access the Company’s conference call to discuss first quarter 2006 results on Wednesday, April 26, at 12:00 p.m. CDT either via the Internet through the Investor Relations section of Murphy’s website at http://www.murphyoilcorp.com/ir or via the telephone by dialing 1-800-257-6566. The telephone reservation number for the call is 11058405. Replays of the call will be available through the same address on the Murphy website, and a recording of the call will be available through April 30 at 1-800-405-2236.

Summary financial data and operating statistics for the first quarter 2006 with comparisons to 2005 are contained in the attached tables.

The forward-looking statements reflected in this release are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. No assurance can be given that the results discussed herein will be attained, and certain important factors that may cause actual results to differ materially are contained in Murphy’s January 15, 1997 Form 8-K report on file with the U.S. Securities and Exchange Commission.

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MURPHY OIL CORPORATION

FUNCTIONAL RESULTS OF OPERATIONS (Unaudited)

(Millions of dollars)

	Three Months Ended March 31, 2006		Three Months Ended March 31, 2005
	Revenues	Income	Revenues	Income
Exploration and production
United States	$197.9	86.4	182.7	61.9
Canada	192.9	68.0	155.6	55.4
United Kingdom	52.8	24.2	40.3	17.0
Ecuador	26.4	7.7	20.3	5.2
Malaysia	54.0	(16.9)	62.1	9.7
Other	1.2	(7.8)	.9	(24.3)

	525.2	161.6	461.9	124.9

Refining and marketing
North America	2,261.7	(37.1)	1,758.4	(8.3)
United Kingdom	215.3	(.2)	195.0	2.8

	2,477.0	(37.3)	1,953.4	(5.5)

	3,002.2	124.3	2,415.3	119.4
Intersegment transfers elimination	(15.1)	—	(11.0)	—

	2,987.1	124.3	2,404.3	119.4
Corporate	4.2	(10.4)	10.6	(6.2)

Total revenues/net income	$2,991.3	113.9	2,414.9	113.2

MURPHY OIL CORPORATION

OIL AND GAS OPERATING RESULTS (Unaudited)

(Millions of dollars)	United States	Canada	United Kingdom	Ecuador	Malaysia	Other	Synthetic Oil – Canada	Total
Three Months Ended March 31, 2006
Oil and gas sales and other operating revenues	$197.9	138.1	52.8	26.4	54.0	1.2	54.8	525.2
Production expenses	15.6	19.8	4.5	6.6	8.3	—	30.7	85.5
Depreciation, depletion and amortization	23.4	29.4	6.7	5.5	12.7	.1	3.5	81.3
Accretion of asset retirement obligations	.7	1.0	.4	—	.1	.2	.1	2.5
Net costs associated with hurricanes	.5	—	—	—	—	—	—	.5
Exploration expenses
Dry holes	2.6	—	—	1.1	29.9	3.5	—	37.1
Geological and geophysical	11.7	.1	—	—	6.3	.6	—	18.7
Other	.5	.1	—	—	.2	1.2	—	2.0

	14.8	.2	—	1.1	36.4	5.3	—	57.8
Undeveloped lease amortization	4.1	.9	—	—	—	.4	—	5.4

Total exploration expenses	18.9	1.1	—	1.1	36.4	5.7	—	63.2

Selling and general expenses	5.5	2.5	.9	.2	2.6	2.8	.2	14.7
Income tax expenses	46.9	29.8	16.1	5.3	10.8	.2	6.8	115.9

Results of operations (excluding corporate overhead and interest)	$86.4	54.5	24.2	7.7	(16.9)	(7.8)	13.5	161.6

Three Months Ended March 31, 2005
Oil and gas sales and other operating revenues	$182.7	118.8	40.3	20.3	62.1	.9	36.8	461.9
Production expenses	24.0	13.9	3.7	5.7	6.8	—	20.6	74.7
Depreciation, depletion and amortization	26.3	31.8	5.9	4.5	12.3	—	2.9	83.7
Accretion of asset retirement obligations	1.1	.8	.4	—	.1	.1	.1	2.6
Exploration expenses
Dry holes	15.6	—	—	—	15.0	20.7	—	51.3
Geological and geophysical	8.1	.3	—	—	1.6	—	—	10.0
Other	.7	.1	.1	—	—	1.1	—	2.0

	24.4	.4	.1	—	16.6	21.8	—	63.3
Undeveloped lease amortization	5.8	.8	—	—	—	.4	—	7.0

Total exploration expenses	30.2	1.2	.1	—	16.6	22.2	—	70.3

Selling and general expenses	4.2	2.3	.9	.1	2.1	2.6	.2	12.4
Income tax expenses	35.0	22.2	12.3	4.8	14.5	.3	4.2	93.3

Results of operations (excluding corporate overhead and interest)	$61.9	46.6	17.0	5.2	9.7	(24.3)	8.8	124.9

MURPHY OIL CORPORATION

SUMMARIZED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(Thousands of dollars, except per share amounts)

	Three Months Ended March 31,
	2006	2005
Revenues	$2,991,263	2,414,872

Costs and expenses
Crude oil and product purchases	2,307,496	1,789,544
Operating expenses	232,164	203,643
Exploration expenses	63,163	70,295
Net costs associated with hurricanes	35,722	—
Selling and general expenses	40,472	36,305
Depreciation, depletion and amortization	97,358	104,754
Accretion of asset retirement obligations	2,500	2,639
Interest expense	10,563	12,036
Interest capitalized	(9,589)	(7,567)

	2,779,849	2,211,649

Income before income taxes	211,414	203,223
Income tax expense	97,542	90,070

Net income	$113,872	113,153

Net income per Common share
– Basic	$.61	.61
– Diluted	.60	.60

Cash dividends per Common share	$.1125	.1125

Average Common shares outstanding (thousands)
– Basic	185,714	184,248
– Diluted	188,636	187,806

MURPHY OIL CORPORATION

SUMMARIZED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(Thousands of dollars)

	Three Months Ended March 31,
	2006	2005
Operating Activities
Net income	$113,872	113,153
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation, depletion and amortization	97,358	104,754
Provisions for major repairs	7,665	7,164
Expenditures for major repairs and asset retirement obligations	(7,357)	(10,095)
Dry holes	37,081	51,282
Amortization of undeveloped leases	5,430	6,982
Accretion of asset retirement obligations	2,500	2,639
Deferred and noncurrent income tax charges	496	119
Pretax (gains) losses from disposition of assets	1,264	(311)
Net increase in operating working capital other than cash and cash equivalents	(79,901)	(57,296)
Other	4,813	(11,769)

Net cash provided by operating activities	183,221	206,622

Investing Activities
Property additions and dry holes	(279,474)	(259,328)
Proceeds from sale of assets	4,732	583
Proceeds from maturities of marketable securities	—	17,892
Other - net	(2,738)	(276)

Net cash required by investing activities	(277,480)	(241,129)

Financing Activities
Decrease in notes payable	(11)	(9,640)
Proceeds from exercise of stock options and employee stock purchase plans	6,743	337
Excess tax benefits related to exercise of stock options	4,361	—
Cash dividends paid	(20,993)	(20,748)

Net cash used in financing activities	(9,900)	(30,051)

Effect of exchange rate changes on cash and cash equivalents	(269)	(7,103)

Net decrease in cash and cash equivalents	(104,428)	(71,661)
Cash and cash equivalents at January 1	585,333	535,525

Cash and cash equivalents at March 31	$480,905	463,864

MURPHY OIL CORPORATION

OTHER FINANCIAL DATA

(Unaudited, except for December 31, 2005)

(Millions of dollars)

	March 31, 2006	Dec. 31, 2005
Total current assets	$1,852.3	1,838.9
Total current liabilities	1,324.9	1,287.0
Total assets	6,507.4	6,368.5
Long-term debt
Notes payable	598.0	597.9
Nonrecourse debt	11.6	11.6
Stockholders’ equity	3,566.0	3,461.0

	Three Months Ended March 31,
	2006	2005
Capital expenditures
Exploration and production
United States	$49.5	60.1
Canada	57.3	54.4
Malaysia	120.7	81.8
Other international	40.3	39.7

	267.8	236.0

Refining and marketing
North America	28.0	32.6
International	2.6	1.4

	30.6	34.0

Corporate	1.8	1.3

Total capital expenditures	300.2	271.3

Charged to exploration expenses*
United States	14.8	24.4
Canada	.2	.4
Malaysia	36.4	16.6
Other international	6.4	21.9

Total charged to exploration expenses	57.8	63.3

Total capitalized	$242.4	208.0

*	Excludes amortization of undeveloped leases of $5.4 million in 2006 and $7.0 million in 2005.

MURPHY OIL CORPORATION

STATISTICAL SUMMARY

	Three Months Ended March 31,
	2006	2005
Net crude oil, condensate and gas liquids produced – barrels per day	98,074	108,738
Crude oil and condensate
United States	26,323	32,596
Canada – light	178	182
– heavy	15,181	10,953
– offshore	18,481	25,003
– synthetic	10,137	7,795
United Kingdom	8,058	8,659
Ecuador	8,323	7,644
Malaysia	10,942	15,181
Natural gas liquids
United States	176	220
Canada	235	462
United Kingdom	40	43

Net crude oil, condensate and gas liquids sold – barrels per day	100,809	108,894
Crude oil and condensate
United States	26,323	32,596
Canada – light	178	182
– heavy	15,181	10,953
– offshore	19,566	24,145
– synthetic	10,137	7,795
United Kingdom	7,801	8,225
Ecuador	7,618	8,441
Malaysia	13,594	15,875
Natural gas liquids
United States	176	220
Canada	235	462
United Kingdom	—	—

Net natural gas sold – thousands of cubic feet per day	83,590	112,502
United States	59,577	90,798
Canada	10,101	11,851
United Kingdom	13,912	9,853

Total net hydrocarbons produced – equivalent barrels per day*	112,006	127,488
Total net hydrocarbons sold – equivalent barrels per day*	114,741	127,644

*	Natural gas converted on an energy equivalent basis of 6:1.

MURPHY OIL CORPORATION

STATISTICAL SUMMARY (Continued)

	Three Months Ended March 31,
	2006	2005
Weighted average sales prices
Crude oil and condensate – dollars per barrel (1)
United States	$54.09	42.35
Canada (2) – light	55.72	46.92
– heavy (3)	17.67	14.68
– offshore	59.64	43.61
– synthetic	60.03	52.48
United Kingdom	60.86	47.72
Ecuador	38.50	26.77
Malaysia (4)	50.39	43.31
Natural gas liquids – dollars per barrel (1)
United States	$44.88	31.92
Canada (2)	46.84	36.55
United Kingdom	—	—
Natural gas – dollars per thousand cubic feet
United States (1)	$9.53	6.79
Canada (2)	8.52	6.10
United Kingdom (2)	7.92	5.48

Refinery inputs – barrels per day	64,059	182,304
North America	33,443	143,742
United Kingdom	30,616	38,562

Petroleum products sold – barrels per day	336,378	357,044
North America	304,389	318,410
Gasoline	246,794	210,838
Kerosine	4,243	10,874
Diesel and home heating oils	47,189	68,630
Residuals	2,691	23,194
Asphalt, LPG and other	3,472	4,874
United Kingdom	31,989	38,634
Gasoline	11,832	10,436
Kerosine	3,301	2,833
Diesel and home heating oils	9,557	17,509
Residuals	3,135	4,332
LPG and other	4,164	3,524

(1)	Includes intracompany transfers at market prices.
(2)	U.S. dollar equivalent.
(3)	Includes the effects of the Company’s hedging program.
(4)	Price is net of a payment under the terms of the production sharing contract for Block SK 309.